UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2017 (April 21, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 21, 2017, Dynegy’s indirect wholly-owned subsidiaries, Dynegy Zimmer, LLC, a Delaware limited liability company (“Dynegy Zimmer”), and Dynegy Miami Fort, LLC, a Delaware limited liability company (“Dynegy Miami Fort”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AES Ohio Generation, LLC, an Ohio limited liability company (“AES Ohio”), and The Dayton Power and Light Company, an Ohio corporation (“DPL”), pursuant to which Dynegy Zimmer and Dynegy Miami Fort, as applicable, will, subject to the terms and conditions in the Purchase Agreement, purchase DPL’s (or, upon receipt of FERC approval of the divestiture by DPL of its Ohio generation assets to AES Ohio, AES Ohio’s) entire 28.1% undivided interest in the Wm. H. Zimmer Generating Station, a coal-fired electric generating plant located in Moscow, Ohio, and 36.0% undivided interest in Miami Fort Unit 7 and Miami Fort Unit 8, a coal-fired electric generating plant located in North Bend, Ohio, approximately 740 megawatts in total (summer capacity), for $50 million in cash and the assumption of certain liabilities, including environmental liabilities. The cash purchase price is subject to adjustment at closing based on the amount of certain inventories, pre-paid amounts, employment benefits, insurance premiums, property taxes and other costs prior to closing.

The Purchase Agreement includes customary representations, warranties and covenants by the parties and customary closing conditions, including approval by FERC under Section 203 of the Federal Power Act, as amended.

Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters, subject to certain exceptions and limitations.

The Purchase Agreement contains certain termination rights for both parties, including if the closing does not occur within 12 months following the date of the Purchase Agreement (subject to extension to 18 months, if necessary to obtain applicable governmental approvals).

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated April 21, 2017, by and among Dynegy Zimmer, LLC, Dynegy Miami Fort, LLC, AES Ohio Generation, LLC and The Dayton Power and Light Company*

* Pursuant to Item 601(b)(2) of Regulation S-K exhibits and schedules (and similar attachments) have been omitted. Dynegy agrees to furnish, supplementally, a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: April 24, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated April 21, 2017, by and among Dynegy Zimmer, LLC, Dynegy Miami Fort, LLC, AES Ohio Generation, LLC and The Dayton Power and Light Company*

*Pursuant to Item 601(b)(2) of Regulation S-K exhibits and schedules (and similar attachments) have been omitted. Dynegy agrees to furnish, supplementally, a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request by the Commission.